Exhibit 99.1


   Ault Incorporated Reports First Quarter Fiscal Year 2004 Results


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 15, 2003--

   Sales Remain Flat, Efficiencies Increase and Asian Market Strong;
     Conference Call Set for Thursday, October 16 at 8:00 a.m. CT

    Ault, Incorporated (Nasdaq:AULT) reported results for its first quarter fiscal 2004 ended August 31, 2003. For the fiscal quarter, net sales were $10.8 million, equal to $10.8 million reported for the first quarter of fiscal 2003. Company officials noted the strength of Asia Pacific markets offset continuing sluggish activity in the North American and European markets.
    For the first quarter of fiscal 2004, the Company recorded a net loss applicable to common stock of $(960,000) or $(0.21) per diluted share, compared to a net loss applicable to common stock of $(521,000), or $(0.11) per diluted share for the same period last fiscal year. The fiscal 2004 loss included $350,000 as a result of a significant decline in the percentage of the Company's non-Asian sales compared to the same period one year ago. Ault expects, however, that as the North American and European economies rebound, the higher percentage of sales will revert back to these markets. There was also a $98,000 loss for fiscal 2004 relating to the cost of closing Ault's Minneapolis manufacturing operations. Ault expects to incur additional manufacturing consolidation costs during the second quarter in the range of $300,000.
    In the middle of the quarter, the Company announced the consolidation of its manufacturing operations. The consolidation includes the closing of its Minneapolis production operations, affecting approximately 40 jobs in assembly, equipment maintenance, procurement and administrative support. The transition of manufacturing to Ault's China facility is scheduled for completion by the end of November. This decision, along with other actions taken in last year, is expected to reduce annual expenses by almost $5 million.
    Frederick M. Green, Ault president and chief executive officer, commented, "The consolidation of manufacturing represents the culmination of many expense reduction initiatives taken over the last 18 months. We also have targeted programs in-place to generate additional revenue in the second half of this fiscal year. Our plans focus on market niches that we believe represent the best potential for incremental sales. As a result of these actions, we are now in a position to return to profitability by the end of this fiscal year."
    For more information on this announcement, please join the Ault first quarter 2004 conference call on Thursday, October 16, 2003 at 8:00 a.m. Central Daylight Time. To join the conference call, please call 1-800-310-6649 and enter the pass code 371161. Please call five to ten minutes before the designated start time. The live web cast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault's web site at www.aultinc.com.
    The call will be archived at StreetEvents and Ault's web sites for 90 days. You may also listen to an encore recording of the conference call from 12:00 p.m. Central Daylight Time Friday, October 17 through 12:00 p.m. Central Daylight Time Friday, October 24, 2003 by dialing 1-888-203-1112 and then the confirmation code/pass code, 371161.
    Ault will also hold its annual meeting of shareholders at 3:00 p.m. Central Daylight Time on October 16. The meeting will be held at Ault's world headquarters, 7105 Northland Terrace in Brooklyn Park, Minnesota.
    Ault is a leading manufacturer of power conversion products headquartered in North America. The Company is a major supplier to original equipment manufacturers of wireless and wire line communications infrastructure, computer peripherals and handheld devices, medical equipment, industrial equipment and printing/scanning equipment.

    Statements regarding Ault's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements. These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company's filings with the Securities and Exchange Commission.


                   AULT INCORPORATED & SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (Dollars in Thousands, Except Share and Amounts Per Share)

                                                    (Unaudited)
                                                 Three Months Ended
                                            --------------------------
                                             August 31,   September 1,
                                               2003          2002
                                            ------------  ------------

Net Sales                                     $10,816       $10,848

Cost of Goods Sold                              8,276         7,990
                                            ------------  ------------
   Gross Profit                                 2,540         2,858

Operating Expenses:
 Marketing                                        954         1,125
 Design Engineering                               879           815
 General & Administrative                       1,404         1,336
 Plant Closing Costs                               98
                                            ------------  ------------
                                                3,335         3,276
                                            ------------  ------------

 Operating Loss                                 (795)         (418)

Non Operating Income (Expense):
 Interest Expense                               (159)         (109)
 Interest Income                                                  5
 Other                                             30          (83)
                                            ------------  ------------
                                                (129)         (187)
                                            ------------  ------------

Loss Before Income Taxes                        (924)         (605)

Income Tax Benefit                                            (103)
                                            ------------  ------------

Net Loss                                        (924)         (502)

Preferred Stock Dividends                        (36)          (19)
                                            ------------  ------------

Net Loss Applicable to Common Stock            $(960)        $(521)
                                            ============  ============

Loss Per Share:
      Basic                                   $(0.21)       $(0.11)
      Diluted                                 $(0.21)       $(0.11)

Common and equivalent shares outstanding:
      Basic                                 4,657,421     4,571,973
      Diluted                               4,657,421     4,571,973



                   AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)

                                                    (Unaudited)
                                             August 31,      June 1,
                                               2003           2003
                                            ------------  ------------
Assets:
Current Assets
  Cash and Cash Equivalents                    $1,190        $1,100
  Trade Receivables, Less Allowance for
   Doubtful Accounts of $565,000 at August
   31, 2003; $500,000 at June 1, 2003           8,429         7,417
  Inventories                                   9,517         9,868
  Prepaid and Other Expenses                    1,648         1,064
                                            ------------  ------------
    Total Current Assets                       20,784        19,449

Other Assets                                       53           333

Property Equipment and Leasehold
 Improvements:
  Land                                          1,735         1,735
  Building and Leasehold Improvements           7,845         7,845
  Machinery and Equipment                       9,015         8,961
  Office Furniture                              1,923         1,887
  E.D.P. Equipment                              2,227         2,226
                                            ------------  ------------
                                               22,745        22,654

  Less Accumulated Depreciation                 9,719         9,371
                                            ------------  ------------

                                               13,026        13,283
                                            ------------  ------------

    Total Assets                              $33,863       $33,065
                                            ============  ============


                  AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)

                                                    (Unaudited)
                                              August 31,     June 1,
                                                 2003         2003
                                            ------------  ------------
Liabilities and Stockholders' Equity:
Current Liabilities
  Note Payable to Bank                         $4,090        $3,104
  Current Maturities of Long-Term Debt            542           560
  Accounts Payable                              6,026         5,696
  Accrued Compensation                          1,297         1,162
  Accrued Commissions                             346           300
  Other                                           450           195
                                            ------------  ------------
    Total Current Liabilities                  12,751        11,017

Long-Term Debt, Less Current Maturities         2,428         2,483
Deferred Tax Liability                             23            23
Retirement and Severance Benefits                 182           148

Redeemable Convertible Preferred Stock,
 No Par Value, 2,074 Shares Issued and
 Outstanding                                    2,074         2,074

Stockholders' Equity:
  Preferred Stock, No Par Value,
   Authorized, 1,000,000 Shares;
  Common Shares, No Par Value, Authorized
   10,000,000 Shares; Issued and Outstanding
   4,665,774 on August 31, 2003; and 4,648,499
   on June 1, 2003;                            21,062        21,026
  Notes Receivable arising from the sale of
   common stock                                  (45)          (45)
  Accumulated Other Comprehensive Loss          (877)         (886)
  Accumulated Deficit                         (3,735)       (2,775)
                                            ------------  ------------
                                               16,405        17,320
                                            ------------  ------------

                                              $33,863       $33,065
                                            ============  ============



    CONTACT: Ault, Incorporated, Minneapolis
             Frederick M. Green, 763-592-1900
             or
             Donald L. Henry, 763-592-1900